Registration No. 333 -________

SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
 REGISTRATION STATEMENT
 UNDER
 THE SECURITIES ACT OF 1933

EMISPHERE TECHNOLOGIES, INC.
 (Exact name of Registrant as specified in its charter)

DELAWARE	2834	13-3306985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

765 Old Saw Mill River Road, Tarrytown, New York 10591
(914) 347-2220
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan
 (full title of plan)

MICHAEL M. GOLDBERG, M.D.
Chairman of the Board and Chief Executive Officer
Emisphere Technologies, Inc.
765 Old Saw Mill River Road, Tarrytown, New York  10591
(914) 347-2220
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of Communications to:
Timothy Maguire
Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
617-856-8200

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1) (2) (3)	Proposed Maximum Aggregate Offering Price Per Share (4)	Proposed Maximum Aggregate Offering Price (3)(4)	Amount of Registration Fee (1)(4)

Common Stock par value $.01 per share	300,000	$3.60	$1,080,000	$127

(1) Represents shares issuable upon exercise of options to be granted pursuant to the Emisphere Technologies, Inc. Qualified Employee Purchase Plan.

          (2)          This Registration Statement also applies to rights under the registrant’s Rights Agreement, which are attached to and tradable only with the shares of Common Stock registered hereby.  No registration fees are required for such rights as they will be issued for no additional consideration.

          (3)          This Registration Statement shall, in accordance with Rule 416 under the Securities Act of 1933, as amended, be deemed to cover such additional shares as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

          (4)          In accordance with Rule 457(h)(l), the aggregate offering price of our common stock is estimated solely for calculating the registration fees due for this filing.  For the initial filing of this Registration Statement, this estimate was based on the average of the high and low sales prices of our stock reported by the Nasdaq National Market on August 4, 2005, which was $3.60 per share.

ii

EXPLANATORY NOTE

          Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 of Emisphere Technologies, Inc. (the “Company”) is being filed to register a total of 300,000 additional shares of the Company’s common stock, $0.01 par value per share, which may be issued from time to time under the Company’s Qualified Employee Stock Purchase Plan.   The contents of the Registration Statement on Form S-8, filed on November 27, 2002 (File No. 333-101525) are incorporated herein by reference.

iii

PART II.	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	EXHIBITS

Exhibit Number	Description of Exhibit

4.1	Amendment to the Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan.

5.1	Opinion of Brown Rudnick Berlack Israels LLP, counsel to Emisphere, regarding the legality of the common stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP (regarding the registrant).

23.2	Consent of Brown Rudnick Berlack Israels LLP, counsel to Emisphere (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

1

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York on August 16, 2005.

EMISPHERE TECHNOLOGIES INC

By:	/s/ MICHAEL M. GOLDBERG

Michael M. Goldberg, M.D. Chairman of the Board and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael M. Goldberg and Elliot M. Maza, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the persons whose signatures appear below, which persons have signed such Registration Statement in the capacities indicated:

NAME AND SIGNATURE	TITLE	DATE

/s/ MICHAEL GOLDBERG	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)	August 16, 2005

Michael M. Goldberg, M.D.

/s/ HOWARD PACK	Director	August 16, 2005

Howard M. Pack

/s/ ROBERT LEVENSON	Director	August 16, 2005

Robert J. Levenson

/s/ ARTHUR DUBROFF	Director	August 16, 2005

Arthur Dubroff

/s/ STEPHEN CARTER	Director	August 16, 2005

Stephen K. Carter, M.D.

/s/ MICHAEL BLACK	Director	August 16, 2005

Michael E. Black

/s/ ELLIOT MAZA	Chief Financial Officer (principal financial and accounting officer)	August 16, 2005

Elliot M. Maza, J.D., C.P.A.

2

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amendment to the Emisphere Technologies, Inc. Qualified Employee Stock Purchase Plan.

5.1	Opinion of Brown Rudnick Berlack Israels LLP, counsel to Emisphere, regarding the legality of the common stock being registered.

23.1	Consent of PricewaterhouseCoopers LLP (regarding the registrant).

23.2	Consent of Brown Rudnick Berlack Israels LLP, counsel to Emisphere (contained in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page).

3